Exhibit 10.2

SEATTLE GENETICS, INC.

LONG TERM INCENTIVE PLAN FOR SGN-CD33A

1. PURPOSE. This Seattle Genetics, Inc. Long Term Incentive Plan for SGN-CD33A (the “Plan”) is intended to increase stockholder value and the success of the Company by retaining and motivating selected Participants to achieve the Company’s objectives and to remain in service with the Company or a Subsidiary. The Plan goals are to be achieved by providing such Participants with either cash or cash and stock incentive award opportunities, where payment or granting, as applicable, of the Awards shall be based on the receipt of regulatory approvals for SGN-CD33A (as hereafter defined), as more specifically set forth herein. The Plan is intended to permit the grant of Stock Awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

2. DEFINITIONS.

(a) “Award” shall mean a Cash Award or a Stock Award that may be paid or granted, as applicable, to a Participant under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cash Award” shall mean a cash bonus payment paid on the applicable Payout Date. With respect to each Participant, such Participant’s Cash Award shall consist of an “FDA Portion” and an “EU Portion,” as set forth in Section 6(b) of the Plan, with each portion paid as a separate payment on the applicable Payout Date.

(d) “Certification Date” shall have the meaning set forth in Section 6(a) of the Plan.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board that has been designated to administer programs that provide for compensation intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Common Stock” shall mean the common stock of the Company.

(h) “Company” shall mean Seattle Genetics, Inc., a Delaware corporation.

(i) “Covered Employee” shall have the meaning ascribed to such term in Section 162(m)(3) of the Code.

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(j) “Effective Date” shall mean the date that the Plan is approved by the Committee.

(k) “Eligible Employee” shall mean each employee of the Company or a Subsidiary who is based in the U.S., E.U., Switzerland or Canada.

(l) “Equity Incentive Plan” shall mean the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan, as may be amended from time to time.

(m) “EU” shall mean the European Union member states as of the Effective Date or as such as may be added or subtracted from time to time during the EU Performance Period.

(n) “EU Milestone” shall mean the first achievement of either: (i) a centralized marketing authorization for SGN-CD33A in the EU that is granted by the European Commission (or any successor entity thereto) to the Company, any Subsidiary and/or any Partner; or (ii) receipt by the Company, any Subsidiary and/or any Partner of the approvals necessary for the commercial sale and marketing of SGN-CD33A in four of the five Major European Countries.

(o) “EU Milestone Date” shall mean the date that the EU Milestone occurs.

(p) “EU Performance Period” shall mean the period of time commencing on (and including) the Effective Date and ending on (and including) the date specified by the Committee on the Effective Date.

(q) “FDA” shall mean the U.S. Food and Drug Administration (or any successor entity thereto).

(r) “FDA Milestone” shall mean the first approval by the FDA for the commercial sale and marketing of SGN-CD33A in the United States by the Company, any Subsidiary or any Partner.

(s) “FDA Milestone Date” shall mean the date that the FDA Milestone occurs.

(t) “FDA Performance Period” shall mean the period of time commencing on (and including) the Effective Date and ending on (and including) the date specified by the Committee on the Effective Date.

(u) “FDA Submission Date” shall mean the date that the SGN-CD33A BLA is submitted to the FDA.

(v) “Major European Countries” means the United Kingdom, Germany, France, Italy and Spain.

(w) “Participant” shall mean an Eligible Employee who meets the eligibility requirements described in Section 4 of the Plan.

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(x) “Partner” shall mean any entity to which the Company or any Subsidiary has granted a license to develop and commercialize SGN-CD33A pursuant to an agreement where the Company or the Subsidiary, as applicable, has retained or reserved the right, under specified conditions, to terminate such license and/or to develop and commercialize SGN-CD33A on its own behalf.

(y) “Payout Date” shall mean the date on which Cash Awards are paid pursuant to Section 7 of the Plan.

(z) “Payout Matrix” shall mean the matrix established by the Committee on the Effective Date.

(aa) “Performance-Based Compensation” shall mean compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(bb) “Prorated Period” shall mean the period of time commencing on (and including) the date immediately following the Effective Date and ending on (and including) the FDA Submission Date.

(cc) “SGN-CD33A” shall mean vadastuximab talirine.

(dd) “SGN-CD33A BLA” shall mean the first Biologics License Application submitted to the FDA by the Company, any Subsidiary or any Partner seeking approval for the commercial sale and marketing of SGN-CD33A in the United States.

(ee) “Stock Award” shall mean a restricted stock unit award granted under the Equity Incentive Plan, which grant shall be subject to the terms of the Plan, the Equity Incentive Plan and the restricted stock unit award agreement between the Company and the Participant. With respect to each Participant who is granted a Stock Award, such Participant’s Stock Award shall consist of an “FDA Portion” and an “EU Portion,” as set forth in Section 6(c) of the Plan, with each portion granted as a separate restricted stock unit award on the applicable Certification Date.

(ff) “Subsidiary” shall mean an entity in which the Company holds greater than 50% of the voting interests.

(gg) “Target Award Value” shall mean the aggregate target value of a Participant’s Cash Award and Stock Award (if any) that may be paid or granted, as applicable, to the Participant, expressed as a specific dollar amount, as determined by the Committee.

(hh) “Vesting Date” shall have the meaning set forth in Section 4(f) of the Plan.

3. ADMINISTRATION. The Plan shall be administered by the Committee consisting solely of two or more outside directors of the Company who satisfy the requirements of Section 162(m) of the Code. The Committee shall have full authority to make rules and establish administrative procedures in connection with the Plan, to interpret the Plan and those rules and

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procedures, to determine each Participant’s Target Award Value and actual Award amounts, to approve the granting of, or the payment of, as applicable, all of the Awards, and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate and consistent with applicable law; provided, however, that with respect to Covered Employees, the Committee shall have final decision-making authority. All decisions, determinations, and interpretations by the Committee shall be final and binding on the Company and all Participants.

4. ELIGIBILITY AND PARTICIPATION.

(a) Current Employees in Good Standing. Absent any determination by the Committee to the contrary, each Eligible Employee who is in good standing (and not on a performance improvement plan) as of the Effective Date, as determined by the Committee in its sole discretion, shall automatically be deemed a Participant as of such date and shall be eligible to be paid or granted, as applicable, the following, subject to Section 4(e) of the Plan:

(i) a Cash Award on the applicable Payout Date, in an amount to be determined in accordance with Section 6 of the Plan; and

(ii) if the Participant is at the Associate Director level or above on the applicable Certification Date, a Stock Award on the applicable Certification Date, with the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 6 of the Plan.

(b) Current Employees on a Performance Improvement Plan. Absent any determination by the Committee to the contrary, each Eligible Employee who is on a performance improvement plan as of the Effective Date, as determined by the Committee in its sole discretion, shall not be eligible to participate in the Plan; provided, however, that if such Eligible Employee successfully improves his or her performance during the Prorated Period, such Eligible Employee shall automatically be deemed a Participant as of the first day he or she is no longer on a performance improvement plan and shall be eligible to be paid or granted, as applicable, the following, subject to Section 4(e) of the Plan:

(i) a Cash Award on the applicable Payout Date, in an amount to be determined in accordance with Section 6 of the Plan; and

(ii) if the Participant is at the Associate Director level or above on the applicable Certification Date, a Stock Award on the applicable Certification Date, with the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 6 of the Plan;

provided, however, that in each case, subject to Section 4(d) of the Plan, the Target Award Value applicable to such Participant shall be automatically prorated (by multiplying such Target Award Value by a fraction, the numerator of which is the number of days such Participant is not on a performance improvement plan during the Prorated Period and the denominator of which is the total number of days during the Prorated Period).

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(c) Newly Hired Employees. Absent any determination by the Committee to the contrary, each Eligible Employee who is newly hired by the Company or a Subsidiary during the Prorated Period shall automatically be deemed a Participant as of his or her first day of employment with the Company or the Subsidiary and shall be eligible to be paid or granted, as applicable, the following, subject to Section 4(e) of the Plan:

(i) a Cash Award on the applicable Payout Date, in an amount to be determined in accordance with Section 6 of the Plan; and

(ii) if the Participant is at the Associate Director level or above on the applicable Certification Date, a Stock Award on the applicable Certification Date, with the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 6 of the Plan;

provided, however, that in each case, subject to Section 4(d) of the Plan, the Target Award Value applicable to such Participant shall be automatically prorated (by multiplying such Target Award Value by a fraction, the numerator of which is the number of days such Participant is employed by the Company or a Subsidiary during the Prorated Period and the denominator of which is the total number of days during the Prorated Period).

(d) Promoted Participants. If a Participant is promoted during the Prorated Period to a position with a higher Target Award Value, then notwithstanding anything in the Plan to the contrary, the Target Award Value applicable to such Participant shall be equal to the following: (i) the Target Award Value for the former position multiplied by a fraction, the numerator of which is the number of days such individual is a Participant at the former position during the Prorated Period and the denominator of which is the total number of days during the Prorated Period, plus (ii) the Target Award Value for the new position multiplied by a fraction, the numerator of which is the number of days such individual is a Participant at the new position during the Prorated Period and the denominator of which is the total number of days during the Prorated Period.

(e) Eligibility for Payment or Grant of Awards.

(i) Cash Awards.

(1) In order to be eligible for payment of the FDA Portion of a Cash Award, a Participant must be actively employed by the Company or a Subsidiary on the Payout Date for such FDA Portion, as determined in accordance with Section 7 of the Plan, and not on a performance improvement plan as of such Payout Date.

(2) In order to be eligible for payment of the EU Portion of a Cash Award, a Participant must be actively employed by the Company or a Subsidiary on the Payout Date for such EU Portion, as determined in accordance with Section 7 of the Plan, and not on a performance improvement plan as of such Payout Date.

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(ii) Stock Awards.

(1) In order to be eligible for the grant of the FDA Portion of a Stock Award, a Participant must be actively employed by the Company or a Subsidiary on the Certification Date for such FDA Portion, as determined in accordance with Section 6(a) of the Plan, and not on a performance improvement plan as of such Certification Date.

(2) In order to be eligible for the grant of the EU Portion of a Stock Award, a Participant must be actively employed by the Company or a Subsidiary on the Certification Date for such EU Portion, as determined in accordance with Section 6(a) of the Plan, and not on a performance improvement plan as of such Certification Date.

(iii) All Awards. If the FDA Milestone does not occur on or prior to the last day of the FDA Performance Period, then no Participant shall be eligible to be paid or granted, as applicable, the FDA Portion of the Cash Award or Stock Award. If the EU Milestone does not occur on or prior to the last day of the EU Performance Period, then no Participant shall be eligible to be paid or granted, as applicable, the EU Portion of the Cash Award or Stock Award.

(f) Vesting of Awards.

(i) Cash Awards.

(1) The FDA Portion of a Cash Award shall be fully vested on the Payout Date for such FDA Portion, as determined in accordance with Section 7 of the Plan.

(2) The EU Portion of a Cash Award shall be fully vested on the Payout Date for such EU Portion, as determined in accordance with Section 7 of the Plan.

(ii) Stock Awards. Each Stock Award shall be unvested on the date of grant and shall vest as follows (and for purposes of the Plan, such date on which the FDA Portion or EU Portion of the Stock Award vests, as applicable, shall be a “Vesting Date”):

(1) The FDA Portion of a Stock Award shall fully vest on the second anniversary of the FDA Milestone Date, provided that the Participant does not incur a Termination of Employment (as defined in the Equity Incentive Plan) through the applicable Vesting Date.

(2) The EU Portion of a Stock Award shall fully vest on the second anniversary of the EU Milestone Date, provided that the Participant does not incur a Termination of Employment (as defined in the Equity Incentive Plan) through the applicable Vesting Date.

If a Participant incurs a Termination of Employment (as defined in the Equity Incentive Plan) prior to the applicable Vesting Date, then all shares of Common Stock subject to the Participant’s Stock Award that are unvested as of the Participant’s date of termination shall be forfeited by the Participant on such termination date.

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5. DETERMINATION OF TARGET AWARD VALUES AND PAYOUT MATRIX.

(a) Target Award Values. On or prior to the Effective Date, the Committee shall establish a table containing Target Award Values for each job level tier of Participants. The actual value of the aggregate amount of a Participant’s Awards may be greater than or less than the Participant’s Target Award Value based on when the FDA Milestone or EU Milestone is achieved, as determined in accordance with the Payout Matrix and Section 6 of the Plan.

(b) Payout Matrix. The Payout Matrix shall be used for purposes of determining (i) the amount of cash subject to the FDA Portion and EU Portion of a Participant’s Cash Award, in accordance with Section 6(b) of the Plan, and (ii) the number of shares of Common Stock subject to the FDA Portion and EU Portion of a Participant’s Stock Award, in accordance with Section 6(c) of the Plan.

(c) Section 162(m) Requirements for Stock Awards – Maximum Stock Award. As required by Section 3(b) of the Equity Incentive Plan and in accordance with Section 162(m) of the Code, in no event may a Stock Award be granted under the Plan to a Participant who is a Covered Employee such that the number of shares of Common Stock subject to such Stock Award would exceed, together with any other equity awards granted under the Equity Incentive Plan, 1,000,000 shares of Common Stock in the applicable calendar year.

6. CERTIFICATION AND DETERMINATION OF ACTUAL AWARD AMOUNTS.

(a) Certification. The Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the following (and for purposes of the Plan, such date on which the Committee makes such certification shall be a “Certification Date”):

(i) with respect to the FDA Portion of each Cash Award and Stock Award, the Committee shall certify whether the FDA Milestone has been achieved as soon as administratively practicable after the earlier of (x) the end of the FDA Performance Period and (y) the FDA Milestone Date; and

(ii) with respect to the EU Portion of each Cash Award and Stock Award, the Committee shall certify whether the EU Milestone has been achieved as soon as administratively practicable after the earlier of (x) the end of the EU Performance Period and (y) the EU Milestone Date.

In order for the FDA Portion or EU Portion of a Cash Award to be paid on the applicable Payout Date, the Committee must (i) certify on the applicable Certification Date that the FDA Milestone or EU Milestone, respectively, has been achieved and (ii) approve the payment of such FDA Portion or EU Portion, respectively.

In order for the FDA Portion or EU Portion of a Stock Award to be granted on the applicable Certification Date, the Committee must (i) certify on the applicable Certification Date that the FDA Milestone or EU Milestone, respectively, has been achieved and (ii) approve the granting of such FDA Portion or EU Portion, respectively.

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(b) Determination of Actual Award Amounts – Cash Awards. Subject to Sections 4(b), 4(c) and 4(d) of the Plan, the amount of cash subject to a Participant’s Cash Award shall be determined as follows:

(i) If a Participant is at the Associate Director level or above on the Payout Date of the FDA Portions of Cash Awards, the amount of cash subject to the FDA Portion of such Participant’s Cash Award shall be equal to: 50% of the Target Award Value applicable to such Participant, multiplied by two-thirds ( 2⁄3), multiplied by the applicable earn out percentage in the Payout Matrix;

(ii) If a Participant is below the Associate Director level on the Payout Date of the FDA Portions of Cash Awards, the amount of cash subject to the FDA Portion of such Participant’s Cash Award shall be equal to: 100% of the Target Award Value applicable to such Participant, multiplied by two-thirds ( 2⁄3), multiplied by the applicable earn out percentage in the Payout Matrix;

(iii) If a Participant is at the Associate Director level or above on the Payout Date of the EU Portions of Cash Awards, the amount of cash subject to the EU Portion of such Participant’s Cash Award shall be equal to: 50% of the Target Award Value applicable to such Participant, multiplied by one-third ( 1⁄3), multiplied by the applicable earn out percentage in the Payout Matrix; and

(iv) If a Participant is below the Associate Director level on the Payout Date of the EU Portions of Cash Awards, the amount of cash subject to the EU Portion of such Participant’s Cash Award shall be equal to: 100% of the Target Award Value applicable to such Participant, multiplied by one-third ( 1⁄3), multiplied by the applicable earn out percentage in the Payout Matrix.

(c) Determination of Actual Award Amounts – Stock Awards. Subject to Sections 4(b), 4(c) and 4(d) of the Plan, the number of shares of Common Stock subject to a Participant’s Stock Award shall be determined as follows:

(i) If a Participant is at the Associate Director level or above on the Certification Date for the FDA Portions of Stock Awards, the number of shares of Common Stock subject to the FDA Portion of such Participant’s Stock Award shall be equal to: (50% of the Target Award Value applicable to such Participant, multiplied by two-thirds ( 2⁄3), multiplied by the applicable earn out percentage in the Payout Matrix) divided by the closing sales price of the Common Stock on the date of grant of such FDA Portion; and

(ii) If a Participant is at the Associate Director level or above on the Certification Date for the EU Portions of Stock Awards, the number of shares of Common Stock subject to the EU Portion of such Participant’s Stock Award shall be equal to: (50% of the Target Award Value applicable to such Participant, multiplied by one-third ( 1⁄3), multiplied by the applicable earn out percentage in the Payout Matrix) divided by the closing sales price of the Common Stock on the date of grant of such EU Portion.

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(d) Changes to Awards. At any time on or prior to the applicable Certification Date, the Committee may take any of the following actions based on a Participant’s individual performance, special circumstances related to the submission of the SGN-CD33A BLA to the FDA (or equivalent or other applicable submission for regulatory approval in the EU and/or any of the Major European Countries), value generated for the Company and any other factors, as determined by the Committee in its sole discretion:

(i) reduce the amount of cash subject to a Participant’s Cash Award and/or the number of shares of Common Stock subject to a Participant’s Stock Award from the amount otherwise determined under Section 6(b) or Section 6(c) of the Plan, respectively (notwithstanding a determination by the Committee that the FDA Milestone or EU Milestone has been satisfied); and

(ii) adjust any other features of the Plan; provided, however, that no such adjustment may be made with respect to any Awards payable or granted to a Participant who is a Covered Employee if such adjustment would result in a failure of the Participant’s Stock Award to be Performance-Based Compensation.

7. PAYMENT OF CASH AWARDS. Subject to Section 4(e) of the Plan, payment of the FDA Portions and EU Portions of Cash Awards to Participants shall be made as soon as administratively practicable following the applicable Certification Date, and no later than March 15 of the year following the year in which the FDA Milestone Date or EU Milestone Date, respectively, occurs. Payroll and other taxes shall be withheld as determined by the Company or a Subsidiary.

8. CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control (as defined in the Equity Incentive Plan), each Participant’s Stock Award, if any, to the extent outstanding as of the date of the Change in Control, shall be treated in the manner set forth in Section 13(c) of the Equity Incentive Plan, as in effect on the Effective Date of the Plan.

9. NO RIGHT TO EMPLOYMENT OR AWARD. Selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or a Subsidiary or continued participation in the Plan. Furthermore, the Company and each Subsidiary reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or a Subsidiary or written agreement between the Company or a Subsidiary and the Participant.

10. DISCRETION OF COMPANY AND COMMITTEE. Any decision made or action taken by the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the sole and absolute discretion of the Company or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

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11. NO FUNDING OF PLAN. Neither the Company nor any Subsidiary shall be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

12. NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. This Section 12 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary, or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

13. GOVERNING LAW. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Washington.

14. NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any current or future Subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

15. SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that the Plan, and all payments of Stock Awards made hereunder, satisfy and be interpreted in a manner that in the case of Participants who are Covered Employees qualify as Performance-Based Compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the requirements of Section 162(m) of the Code shall be disregarded. However, notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to Covered Employees.

16. AMENDMENT OR TERMINATION. The Board and the Committee each reserve the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.

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